UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2025 (December 3, 2025)

Crown Reserve Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42894	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Conyers Trust Company (Cayman) Limited

PO Box 2681

Grand Cayman KY1-1111

Cayman Islands

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 501-3533

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one-half of one redeemable warrant, and one right to receive one-fifth of one Class A ordinary share	CRACU	The NASDAQ Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CRAC	The NASDAQ Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CRACW	The NASDAQ Stock Market LLC
Rights, each right entitling the holder to receive one-fifth (1/5) of one Class A ordinary share upon the consummation of an initial business combination	CRACR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 3, 2025, Crown Reserve Acquisition Corp. I (the “Company”) issued a press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A ordinary shares, warrants, and rights included in the Units commencing on December 9, 2025. Those Units that are not separated will continue to trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “CRACU” and the Class A ordinary shares, warrants, and rights that are separated will trade on Nasdaq under the symbols “CRAC,” “CRACW,” and “CRACR,” respectively. Each holder of Units will need to have its broker contact VStock Transfer, LLC, the Company’s transfer agent, in order to separate the holder’s Units into Class A ordinary shares, warrants, and rights.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 3, 2025

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crown Reserve Acquisition Corp. I

	By:	/s/ Prashant Patel
		Name:	Prashant Patel
		Title:	Chief Executive Officer

Dated: December 4, 2025

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